Exhibit 99.1

Resale Prospectus

Torchmark Corporation

3,999,626 Shares of Common Stock

Acquired Under

Torchmark Corporation 2005 Incentive Plan

Torchmark Corporation

2001 Third Avenue South

Birmingham, Alabama 35233

We are an insurance holding company, whose common stock trades on the New York Stock Exchange under the symbol “TMK”.

We will pay the cost of preparing, producing and distributing this prospectus, any registration fees, accountant’s fees and expenses, all expected to be minimal. The selling shareholders will pay any other expenses.

These shares will be acquired by certain of our officers, employees and consultants (Plan participants) on the exercise of stock options they acquired under the Company’s 2005 Incentive Plan. The shares are being registered for our Plan participants so they may resell or dispose of them in transactions which may or may not involve brokers, dealers or cash transactions. They may choose to sell their shares in the public market or in privately-negotiated transactions at prices that cannot presently be determined. As of May 27, 2005, the closing price of Torchmark Corporation common stock on the New York Stock Exchange was $52.96 per share.

This Prospectus also relates to any additional shares the Plan participants acquire because of future stock dividends, splits or distributions or similar capital readjustments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 31, 2005

Table of Contents

Background Information	3
Selling Shareholders	4
Plan of Distribution	9
Indemnification	9
Legal Opinion	9
Experts	9
Where to Obtain Additional Information	10

Background Information

Torchmark is an insurance holding company. We have our principal executive offices at 2001 Third Avenue South, Birmingham, Alabama 35233. Our telephone number is 205-325-4200.

Under the terms of the Torchmark Corporation 2005 Incentive Plan, the Compensation Committee of the Board of Directors of Torchmark can grant stock options or award restricted stock to employees, officers and consultants of Torchmark and its subsidiaries. Stock options may be either incentive stock options or non-statutory stock options, all of which will have an exercise price equal to the fair market value of the stock on the grant date and a term not to exceed seven years. Restricted stock will be subject to restrictions or transferability and subject to forfeiture on terms set by the Compensation Committee.

Torchmark shareholders approved the Plan at their April 28, 2005 Annual Meeting. Shares issued pursuant to the exercise of options granted under the Plan are listed on the New York Stock Exchange.

On May 4, 2005, the Compensation Committee awarded 119 employees, officers, consultants and their transferees non-statutory stock options on 3,999,624 shares with an exercise price of $54.77 per share and a seven year term.

Up to 5,625,000 Torchmark shares are reserved for issuance under the Plan. As of the date of this Prospectus, options had been granted on 3,999,624 shares under the Plan.

Selling Shareholders

All of the stock offered under this Prospectus is offered for the account of the selling shareholders listed below. Torchmark will not receive any of the proceeds from this offering. Also shown below are the selling shareholders’ positions or offices with Torchmark or its subsidiaries in the past three years, the number of common shares they owned, directly or indirectly, on May 10, 2005 (excluding interest in Torchmark stock through unitized stock fund in employee benefit plans) and the number of shares offered for sale:

Name	Position or Relationship with Torchmark	Common Stock Owned as of 5/10/2005	Number of Shares Offered
Danny H. Almond	Senior Vice President, Accounting of UA and Globe; Treasurer of AIL	6,440	26,031
Tony G. Brill	Executive Vice President – Administration of TMK and UILIC	129,293	247,508
Gary L. Coleman	Executive Vice President & Chief Financial Officer of TMK	131,499	188,947
Douglas L. Gockel	Senior Vice President, Special Markets of UA and Globe	55,402	58,307
Vern D. Herbel	President & Chief Executive Officer of UA; Executive Vice President of Globe and AIL; formerly Executive Vice President & Senior Vice President of UA and Executive Vice President of Globe	16,750	55,069
C.B. Hudson*	Chairman & Chief Executive Officer of TMK	1,378,317	799,999
Larry M. Hutchison	Executive Vice President & General Counsel of TMK	83,144	186,685
Andrew W. King	President of Branch Office Marketing Division of UA	55,800	138,808
Michael J. Klyce	Vice President & Treasurer of TMK	24,400	57,739
Mark S. McAndrew	Chairman, Insurance Operations of TMK; President & Chief Executive Officer of Globe; Senior Vice President-Marketing of UILIC	135,077	332,181
Carol A. McCoy	Vice President, Associate Counsel & Corporate Secretary of TMK	37,284	29,039
Anthony L. McWhorter	President & Chief Executive Officer of Liberty and UILIC	25,451	243,796
Rosemary J. Montgomery	Executive Vice President & Chief Actuary of TMK	98,710	191,657
Randall D. Mull	Senior Vice President of UA, Globe and AIL	2,531	14,302
Roger C. Smith	Chief Executive Officer & President of AIL; Vice President of UA	12,623	53,485
Spencer H. Stone	Controller of TMK	31,738	26,791
Larry D. Strong	Executive Vice President & Chief Marketing Officer of UA; formerly Senior Vice President & Director of National Recruiting of UA	374	1,565

Name	Position or Relationship with Torchmark	Common Stock Owned as of 5/10/2005	Number of Shares Offered
Russell B. Tucker	Executive Vice President & Chief Investment Officer of TMK	11,223	94,027
Wendy Tucker Thomas	Transferee of Russell B. Tucker	0	2,408
Russell R. Tucker	Transferee of Russell B. Tucker	0	2,408
William J. Baxley	Consultant	9,170	17,259
John F. Canty	Consultant	8,771	12,171
George J. Records	Consultant; former Director of TMK	52,804	61,622
R.K. Richey*	Consultant; former Director of TMK	1,310,112	254,166
Richey Capital Partners LLP	Transferee of R.K. Richey	42,677	254,166
R.K. Richey Children’s Trust	Transferee of R.K. Richey	34,189	32,629
Mark Abrams	Tax Associate of TMK	274	1,029
Jon A. Adams	Vice President, Financial Reporting/Treasury & Controller of UA	1,081	4,328
Judy Adams	Vice President, Agency Licensing of UA	1,121	1,474
Jeffrey M. Alexander	Vice President of UA	3,411	10,702
E. Ann Allen	Senior Vice President of Globe; Vice President, Claims Administration of UA, Liberty and UILIC; formerly Vice President, Claims of Globe	1,137	4,069
Larry L. Atchley	Chief Pilot of UA	894	3,601
W. Thomas Aycock	Senior Vice President & Chief Actuary of UILIC	4,162	14,060
Charles B. Beene	Second Vice President of Liberty	664	3,292
Stewart Bieber	Pilot of Liberty	0	750
Craig C. Boudreaux	Second Vice President of Liberty	94	1,511
Greg Bouska	Assistant Vice President, Senior Project Manager of UA	223	920
Arvelia Bowie	Vice President, Director of Human Resources of UA and Globe	134	552
Denise Bowyer	Vice President, Public Relations of AIL	0	4,039
Greg Bozonelos	Vice President, Information Technology of AIL	70	1,103
Ann M. Braswell	Vice President, Policy Service of UA	1,252	2,206
Duane J. Bryner	Tax Associate of TMK	275	1,304
G. Michael Burns	Vice President, Worksite Marketing of AIL; formerly Vice President of Liberty	226	822
Hillary Carnley, Jr.	Senior Vice President of Liberty	12,535	43,542
S. Newell Cheesborough	Senior Vice President of Liberty	6,147	24,205
Hung-Cheng Chou	Senior Vice President & Chief Actuary of Liberty; formerly Vice President and Chief Actuary of Liberty	729	17,150
Diana Crosby	Senior Vice President, Administration & Assistant Secretary of AIL	735	2,423
Linda E. Davis	Assistant Vice President, Systems Auditor of UA	1,574	2,404
Terry W. Davis	Senior Vice President of Liberty; Senior Vice President, Administration of UILIC	5,256	17,144
John C. DiJoseph	Senior Vice President, Direct Marketing of Globe	634	2,257
Robert H. Dobbs	Vice President of Liberty	2,890	10,628
Todd S. Drew	Pilot of Liberty	822	2,408

Name	Position or Relationship with Torchmark	Common Stock Owned as of 5/10/2005	Number of Shares Offered
Andrew M. Dvorine	Senior Vice President & Associate Actuary of Liberty	0	936
Gayle Emmert	Vice President, Appointed Actuary of AIL	113	5,763
Robert F. Falvo	Vice President, Field Operations of UILIC; formerly Vice President – SGA Development of AIL	47	1,507
C. Scot Ferguson	Regional Vice President of Liberty; formerly District Manager of Liberty	375	404
Kathy S. Fink	Vice President, Data Processing – Direct Response of Globe	5417	20,467
Michael J. Gaisbauer	Vice President, Insurance Services of Globe; Vice President, Regulatory Compliance of UA	2,343	7,643
Debra K. Gamble	Senior Vice President, Agency of AIL	750	2,496
Lawrence Goudy	Senior Field Vice President, Management Recruiting & Training of UA	667	2,584
Wester A. Gray	Senior Vice President & Chief Information Officer of Liberty; formerly Vice President-Information Systems of Liberty	380	7,089
Steve Grondin	Associate Actuary of Liberty	400	750
Thomas E. Hamby	Vice President of Liberty and UILIC	544	2,515
E. Duncan Hamilton	Vice President & Assistant General Counsel of Liberty	1,941	7,822
Judy Hans	Vice President, Marketing & Publications of UA	836	3,243
Daniel L. Harrison	Regional Vice President of Liberty	2,083	8,215
Peter Hendee	Vice President, Health Actuary of UA; Assistant Vice President, Health Actuary of Globe; formerly Assistant Vice President, Health Actuary of UA	1,676	5,545
Randy Hilborn	Assistant Vice President, Data Processing of UA	223	920
Randy Holmes	Vice President, Applications Programming of UA	2,665	9,864
Charles F. Hudson	Senior Vice President of Globe & UA; formerly Vice President, Marketing of Globe	5,604	23,735
Robert M. Jones	Vice President, Information Technology of Globe	366	1,441
Robert J. Keller	Assistant Vice President, Associate Actuary of UA	661	2,275
Jack A. Kelley, Jr.	Executive Vice President, Marketing Support of Liberty	11,116	27,043
Roger Kirby	Assistant Vice President, Information Technology of AIL	1,000	737
R. Sterling Kueffer	Vice President, Data Processing of Globe	5,463	14,023
Costanzo J. LaRussa	Second Vice President of Liberty	198	750
Bill Leavell	Vice President of GMS and AIMS	1,743	6,802
Bobby R. Loudermilk	Second Vice President of Liberty	268	1,038
Ben Lutek	Vice President & Appointed Actuary of Globe; Vice President & Illustration Actuary of UA; formerly Senior Vice President & Life Actuary of UA	4,480	14,538
Brenda K. Martin	Second Vice President of Liberty	360	1,209

Name	Position or Relationship with Torchmark	Common Stock Owned as of 5/10/2005	Number of Shares Offered
Randy Massingill	Vice President, Information Technology of AIL	0	1,103
James L. Mayton, Jr.	Vice President & Controller of Liberty; Vice President of UILIC; formerly Vice President & Controller of UILIC	19,001	2,067
Danny C. McLain	Regional Vice President of Liberty	1,519	6,155
Karen M. McLaughlin	Vice President, Policy Benefits of UA	9,902	23,211
Michael A. Michalke	Second Vice President of Liberty	360	1,209
R. Brian Mitchell	Vice President, Associate General Counsel & Assistant Secretary of Globe	660	5,482
Hubert L. Morrison, Jr.	Vice President of Liberty	4,680	14,295
Johnny M. Moser	Vice President, Underwriting & New Business of UA	37,513	17,950
Cory Newman	Vice President, Sales Administration of UA	132	554
Debra J. Norris	Associate Controller of TMK	196	468
Brenda M. Parker	Associate Controller – Investment Accounting of TMK	451	1,650
Tommy R. Payne	Second Vice President of Liberty	0	936
F. Ronald Polston	Senior Vice President, General Agency of UA; Senior Vice President, ESD of Globe	26,246	32,516
James D. Poole	Vice President & Assistant General Counsel of Liberty	1,473	4,742
W. Michael Pressley	Appointed Actuary of UA and UILIC	502	1,829
Charles A. Preston	Chief Pilot of Liberty	294	1,129
S. Dale Rainey	Second Vice President of Liberty	248	936
Penny Reese	Vice President, Agency of AIL	37	291
Roger C. Rich	Regional Vice President of Liberty; formerly District Manager of Liberty	1,610	1,540
Boyd Roberts	Pilot of UA	2,273	737
Jeffrey E. Robins	Director of Information Systems Auditing of TMK	3,040	2,206
Keith P. Ryan	Vice President, Associate Counsel & Assistant Secretary of UA; Assistant Vice President, Associate Counsel of Globe	3,204	12,811
Joseph R. Savard, III	Assistant Vice President & Operations Manager of UA	296	1,187
James A. Savo	Vice President, Operations & General Manager of 1st UA; Vice President of NILCO	3,818	9,524
Joel P. Scarborough	Assistant Vice President & Associate Counsel of UA, Globe and AIL	90	366
Mary Schronk	Vice President, Special Projects of AIL	0	291
Daniel Shea	Branch Manager of UA; formerly Field Vice President, Recruiting of UA	1,976	4,723
James H.P. Sherritt, Jr.	Assistant Vice President, Sales Administration of UA	89	369
Steve L. Simmons	Senior Vice President, Sales Administration of UA	12,810	37,462
Joseph F. Simonetti, Jr.	Senior Vice President of Liberty	38,555	38,275
Betty A. Simpson	Assistant Vice President of UA	279	1,140
Owen Edward Smith	Vice President, Accounting of Globe	3,022	4,769

Name	Position or Relationship with Torchmark	Common Stock Owned as of 5/10/2005	Number of Shares Offered
Sam Smith	Vice President, Underwriting & New Business of Globe	931	3,940
Bobby S. Stevens	President of Brown-Service	86	372
Ronald L. Tanner	Vice President, Information Technology of AIL	7	183
David F. Thorndike	Vice President of TMK	25,635	47,045
Steve Tippett	Assistant Vice President, Technical Support of Globe	1,031	1,600
R. Leighton Vance	Second Vice President of Liberty	0	936
H. Wayne Wessinger	Consultant; Formerly Valuation Actuary of TMK and Appointed Actuary of UILIC	27,413	25,898

*	Owns and will own more than 1% of Torchmark’s common stock.

TMK – Torchmark Corporation; Liberty – Liberty National Life Insurance Company; UA – United American Insurance Company; Globe – Globe Life And Accident Insurance Company; AIL – American Income Life Insurance Company; UILIC – United Investors Life Insurance Company; 1st UA – First United American Life Insurance Company; NILCO – National Income Life Insurance Company; Brown-Service – Brown-Service Funeral Homes Company, Inc.; GMS – Globe Marketing Services, Inc.; AIMS – American Income Marketing Services, Inc.

Plan of Distribution

Your shares registered under this Prospectus may be offered for resale upon the exercise of stock options through brokers in the over-the-counter market, on the New York or London Stock Exchanges or any other stock exchange where Torchmark’s common stock is listed or traded at the time of the sale, or in independent negotiated transactions. You may sell these shares at the market price prevailing at the time of sale or at a negotiated price. You may also sell some or all of your shares from time to time under applicable SEC rules such as Rule 144.

Indemnification

Our Restated Certificate of Incorporation provides that our directors will not be personally liable to Torchmark or its stockholders for money damages for a breach of their fiduciary duty as a director except for:

•	A breach of the duty of loyalty to Torchmark or its stockholders;

•	Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Paying a dividend or approving a stock repurchase in violation of Delaware corporate law; or

•	Any transaction where the director received an improper personal benefit.

It also provides that each person who is made a party to, is threatened to be made a party to or is involved in a specific suit or proceeding because he or she is or was a director or officer of Torchmark (or serves as a director, officer, employee or agent of another entity at Torchmark’s request) while serving in that capacity will be indemnified and held harmless by Torchmark. This indemnification is to the full extent provided by current Delaware law or if Delaware indemnification law is broadened, as it may be amended. Such persons will be reimbursed for all expense, liability or losses they reasonably incur in connection with defense or settlement of an action. They may also be advanced the expenses they incur in defending proceedings before their final disposition if they agree to repay these advances if it is ultimately determined they are not entitled to indemnification. The Board of Directors may extend comparable indemnification to Company agents and employees.

This indemnification and advance payment of defense expenses are contract rights. They are not exclusive of any other rights such persons may have or acquire from any other source. We may purchase insurance at our expense to protect the Company and our directors, officers, employees or agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Torchmark pursuant to the foregoing provisions, Torchmark has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Legal Opinion

The validity of the shares of Torchmark common stock offered under this prospectus has been passed upon for Torchmark by Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary of Torchmark.

Experts

The consolidated financial statements, the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte &

Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC. You can read and copy these materials about Torchmark at the SEC’s Public Reference Room at 450 Fifth Street Northwest, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Torchmark. Our common stock is listed on the New York Stock Exchange and the International Stock Exchange in London, England.

This Prospectus is part of a registration statement that we have filed on behalf of the Plan. You can obtain the full registration statement from the SEC as indicated above or from us.

We are incorporating by reference into this Prospectus the following documents filed with the SEC:

•	Our Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 which contains certified financial statements for our most recent fiscal year for which a Form 10-K was required to be filed.

•	All other reports we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the most recent Form 10-K.

•	Our definitive Proxy Statement filed with the SEC under Section 14 of the Exchange Act for our most recent Annual Meeting of Shareholders; and

•	The description of our common stock contained in a registration statement filed under Section 12 of the Exchange Act and any amendments or reports which update that description.

We are also incorporating by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post effective amendment that indicates that the offering made under this Prospectus is terminated.